Exhibit 99.1

FOR IMMEDIATE RELEASE

MaxLinear Announces Appointment of Chief Financial Officer

Adam C. Spice Joins MaxLinear, Bringing Wealth of Financial Management and Corporate Development Experience

Carlsbad, Calif. – Dec. 28, 2010 – MaxLinear Inc. (NYSE: MXL), a leading provider of integrated radio frequency (RF) and mixed-signal integrated circuits for broadband communication applications, today announced that Adam C. Spice will be joining MaxLinear, Inc. as its Vice President and Chief Financial Officer.

Mr. Spice brings a wealth of financial management, corporate development, strategic planning, and operational experience in the semiconductor industry to MaxLinear.

From 2000 until 2009, Mr. Spice worked in senior financial management and operational roles at Broadcom Corporation, one of the world’s largest fabless communications semiconductor companies. Most recently, he served as Broadcom’s Vice President of Finance and Corporate Development, where he was responsible for strategic planning, mergers and acquisitions, corporate development, corporate-wide financial planning & analysis, and treasury functions. In particular, during this period of Broadcom’s rapid growth, in his role as the corporate development lead, Mr. Spice led more than 30 of Broadcom’s acquisitions and other strategic equity investments. As Corporate Treasurer, he was responsible for managing Broadcom’s substantial cash and portfolio investments, along with credit, collections, and risk management. From 2006 to 2008, Mr. Spice served as Vice President and General Manager of Broadcom’s Mobile Power Management Business Unit in the Mobile Platforms group.

From October 2009 to November 2010, Mr. Spice served as the Chief Financial Officer of Symwave Corporation, a venture backed private fabless semiconductor company acquired by Standard Microsystems Corporation. Prior to joining Broadcom, Mr. Spice served in senior finance and corporate development roles with Intel’s Planning and Logistics Division and with Intel Capital in its acquisitions and integration team.

Mr. Spice received a Bachelor of Business Administration degree from the Brigham Young University and an MBA from The University of Texas at Austin.

“We are delighted to have Adam Spice join us as our Chief Financial Officer,” said Kishore Seendripu, Ph.D., Chairman, and Chief Executive Officer of MaxLinear, Inc. “We believe that Adam is uniquely qualified to lead our finance department and manage our continuing compliance and internal control initiatives. Adam’s breadth and depth of experience in leadership roles in corporate finance, mergers and acquisitions, corporate development, treasury, and strategic planning will be of great value for us as we continue to build upon our success so far.”

Mr. Spice commented: “I am looking forward to joining MaxLinear at this critical stage of its development. MaxLinear has a great track record of product and technology innovation, and I am eager to contribute to building and expanding its business.”

MaxLinear expects Mr. Spice to join as Vice President and Chief Financial Officer effective January 3, 2011.

About MaxLinear, Inc.

MaxLinear, Inc. is a leading provider of radio frequency and mixed-signal semiconductor solutions for broadband communication applications. MaxLinear is located in Carlsbad, California, and its address on the Internet is www.maxlinear.com.

MxL and the MaxLinear logo are trademarks of MaxLinear, Inc. Other trademarks appearing herein are the property of their respective owners.

Cautionary Note About Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of federal securities laws. Forward-looking statements include, among others, statements concerning or implying MaxLinear’s future financial performance, trends and opportunities affecting MaxLinear, performance, potential market acceptance, or timing of availability of MaxLinear’s new products, and the ability of management personnel to contribute to the growth of its business. These statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by these forward-looking statements. MaxLinear’s business, revenues, and operating results are and will be subject to numerous risks and uncertainties, including (among others) uncertainties concerning how end user markets for its products will develop; potential delays in the commercial availability of new products; MaxLinear’s dependence on a limited number of customers for a substantial portion of revenues; its ability to continue to develop and introduce new and enhanced products on a timely basis; and potential decreases in average selling prices for its products. In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in MaxLinear’s filings with the United States Securities and Exchange Commission, including risks and uncertainties identified in the Quarterly Report on Form 10-Q filed with the SEC in October 2010.

MaxLinear Inc. Press Contact: David Rodewald The David James Agency LLC Tel: 805-494-9508 david@davidjamesagency.com	MaxLinear Inc. Corporate Contact: John Graham Vice President of Marketing Tel: 760-692-0711 jgraham@MaxLinear.com